UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RELX PLC

(Exact name of registrant as specified in its charter)

England

(State of incorporation

or organization)

Not Applicable

(IRS Employer Identification No.)

1-3 Strand

London, England

(Address of principal executive offices)

WC2N 5JR

(Zip Code)

RELX CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation

or organization)

51-8365797

(IRS Employer Identification No.)

1105 North Market Street, Suite 501

Wilmington, DE

(Address of principal executive offices)

19801

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.500% Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-203608 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be registered.

The descriptions of the general terms and provisions of the 3.500% Notes due 2023, issued by RELX Capital Inc. and fully and unconditionally guaranteed by RELX PLC (together with RELX Capital Inc., the “Registrants”) and RELX NV, contained under the heading “Description of the Debt Securities and Guarantees” in the Registrants’ Registration Statement on Form F-3 (No. 333-203608) (the “Registration Statement”) and under the heading “Description of the Notes and Guarantees” in the Registrants’ Prospectus Supplement, dated March 9, 2018 to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.	Exhibits.

4.1	Form of 3.500% Notes due 2023 (incorporated by reference to Exhibit 99.2 to RELX PLC’s Report on Form 6-K (No. 001-13334) filed on March 16, 2018).

4.2	Indenture, dated as of May 9, 1995, among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.) and RELX NV (formerly known as Elsevier NV), as Guarantors, and The Bank of New York Mellon (as successor to The Chase Manhattan Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4(a) to the Registrants’ Registration Statement on Form F-3 (No. 333-6710-02), filed on April 1, 1997).

4.3	Supplemental Indenture No. 1, dated as of March 6, 1998, among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.), RELX NV (formerly known as Elsevier NV) and Elsevier I BV, as Guarantors, and The Bank of New York Mellon (as successor to The Chase Manhattan Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4(b) to the Registrants’ Registration Statement on Form F-3 (No. 333-13188-02), filed on April 16, 2001).

4.4	Supplemental Indenture No. 2, dated as of June 3, 1998, among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.), RELX NV (formerly known as Elsevier NV) and Elsevier I BV, as Guarantors, and The Bank of New York Mellon (as successor to The Chase Manhattan Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4(c) to the Registrants’ Registration Statement on Form F-3 (No. 333-13188-02), filed on April 16, 2001).

4.5	Third Supplemental Indenture, dated as of February 21, 2001, among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.) and RELX NV (formerly known as Elsevier NV), as Guarantors, and The Bank of New York Mellon (as successor to The Chase Manhattan Bank, N.A.), as Trustee (incorporated by reference to Exhibit 4(d) to the Registrants’ Registration Statement on Form F-3 (No. 333-13188-02), filed on April 16, 2001).

4.6	Fourth Supplemental Indenture, dated as of July 31, 2001, among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed International P.L.C.) and RELX NV (formerly known as Elsevier NV), as Guarantors, The Bank of New York Mellon (as successor to The Chase Manhattan Bank, N.A.), as Trustee, The Chase Manhattan Bank, London Branch, as London Paying Agent, and Chase Manhattan Bank Luxembourg S.A., as Luxembourg Paying Agent (incorporated by reference to Exhibit 4.5 to the Registrants’ Registration Statement on Form F-3 (No. 333-155717), filed on November 26, 2008).

4.7	Fifth Supplemental Indenture, dated as of January 16, 2009, among RELX Capital Inc. (formerly known as Reed Elsevier Capital Inc.), as Issuer, RELX PLC (formerly known as Reed Elsevier PLC) and RELX NV (formerly known as Reed Elsevier NV), as Guarantors, The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, as London Paying Agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent (incorporated by reference to Exhibit 99.3 to RELX PLC’s Report on Form 6-K (No. 001-13334) filed on January 16, 2009).

4.8	Sixth Supplemental Indenture, dated as of May 12, 2015, among RELX Capital Inc., RELX PLC (formerly known as Reed Elsevier PLC) and RELX NV (formerly known as Reed Elsevier NV), The Bank of New York Mellon, as Trustee, The Bank of New York Mellon, London Branch, as London Paying Agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent (incorporated by reference to Exhibit 99.2 to RELX PLC’s Report on Form 6-K (No. 001-13334) filed on May 12, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 28, 2018

REED ELSEVIER PLC

By:	/s/ Alan McCulloch
Name:	Alan McCulloch
Title:	Deputy Secretary

RELX CAPITAL INC.

By:	/s/ Kenneth E. Fogarty
Name:	Kenneth E. Fogarty
Title:	President, Treasurer and Assistant Secretary

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